Exhibit (g)(1)(e)
Redacted
Fee Schedule has been excluded because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed

FIFTH AMENDMENT
TO THE ABSOLUTE SHARES TRUST
CUSTODY AGREEMENT

    THIS FIFTH AMENDMENT, effective as of September 1, 2023 (the “Effective Date”), to the Custody Agreement, dated as of June 11, 2014, as amended (the “Agreement”), is entered into by and between ABSOLUTE SHARES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK, N.A., a national banking association ("Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees listed in Amended Exhibit B of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with
Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ABSOLUTE SHARES TRUST		U.S. BANK, N.A.

By:	/s/ Steven Van Solkema	By:	/s/ Gregory Farley
Name:	Steven Van Solkema	Name:	Gregory Farley
Title:	Principal Financial Officer and Treasurer	Title:	Sr. Vice President

Exhibit (g)(1)(e)
Amended Exhibit C to the Custody Agreement – Absolute Shares Trust

Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum where Adviser acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund1                Basis Points on Trust AUM1
$[ ] for Funds 1-5                    [ ] on the first $[ ]
$[ ] for Funds 6+                    [ ] on the balance

See Appendix C for Services and Associated Fees in addition to Base Fee
See Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee
This agreement shall exist for a period of 5 years, at which point it will renew yearly.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

¹ Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly

Exhibit (g)(1)(e)
APPENDIX C - Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[ ] – Option/SWAPS/future contract written, exercised or expired
$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[ ] – Physical security transaction
$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
No charge for the initial conversion free receipt.
Charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place - Overdrafts
Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules liquidity risk management and reporting requirements).

² "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades"

    3